EXHIBIT 10.8

CORRECTION TO FIRST AMENDMENT TO LEASE AGREEMENT

This CORRECTION TO FIRST AMENDMENT TO LEASE AGREEMENT is effective as of January 14, 2005 by and between AGF VALLEY VIEW, LTD., a Texas limited partnership (“Landlord”) and MONITRONICS INTERNATIONAL, INC., a Texas corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into a Lease Agreement dated May 3, 2004 (the “Lease”).

B. Landlord and Tenant entered into a First Amendment to Lease Agreement dated January 14, 2005 (the “First Amendment”).

C. The First Amendment fails to state the duration of the Lease Term, although the parties intended that the Lease Term continue through the period for payment of Base Rental set forth in the First Amendment.

D. Landlord and Tenant wish to correct the First Amendment as set forth herein.

NOW, THEREFORE, for valuable consideration, the parties agree as follows:

1. Terms defined in the Lease and the First Amendment have the same meaning when used in this Agreement, unless a different definition is given.

2. Landlord and Tenant agree that the Lease Term expires May 31, 2015.

3. Except as corrected hereby, the Lease and the First Amendment shall remain in full effect and this Correction shall be binding upon Landlord and Tenant and their respective successors and assigns.

[SIGNATURES ARE ON SEPARATE PAGES]

EXECUTED to be effective as of the date shown above.

LANDLORD:

AGF VALLEY VIEW, LTD., a Texas limited partnership

By:	Skyrise Properties, LLC, a Texas
limited liability company,
its sole General Partner

	By:	/s/ Leora Azoulay-Lesh
Leora Azoulay-Lesh
Vice President of
Skyrise Properties, LLC

TENANT:

MONITRONICS INTERNATIONAL, INC., a Texas corporation

By:	/s/ Stephen M. Hedrick
Name:	Stephen M. Hedrick
Title:	V.P. - Finance